content="text/html; charset=iso-8859-1"> YUM! Brands, Inc. Exhibit 99 to Form 11-K
EXHIBIT 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report of the YUM! Brands 401(k) Plan (the "Plan") on Form 11-K for the period ended September 30, 2002 (the "Report"), we, the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan as of and for the periods presented in the Report.

Dated: July 31, 2003	/s/ Tammy Mahoney
Tammy Mahoney, Plan Administrator

Dated: July 31, 2003	/s/ David Morrison
David Morrison, Director Benefits Planning & Administration

A signed original of this written statement required by Section 906 has been provided to YUM! Brands, Inc. and will be retained by YUM! Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.